Exhibit 4.16

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of February 28, 2014 by and among Endeavour International Corporation, a Nevada corporation (the "Company"), and the purchasers of the Company's Common Stock (as that term is defined herein), Warrants (as that term is defined herein) and Convertible Notes (as that term is defined herein) listed on Exhibit A hereto (each, an "Investor" and collectively the "Investors").

RECITALS

A.In connection with the Securities Purchase Agreement by and among the parties hereto, dated as of February 28, 2014 (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Investors (i) shares (the "Shares") of the Company’s common stock, $0.001 par value (the “Common Stock”),  (ii) the Warrants (as defined in the Securities Purchase Agreement) which will be exercisable to purchase Warrant Shares (as defined in the Securities Purchase Agreement) in accordance with the terms of the Warrants, and (iii) the Company's 6.5% Convertible Notes ("Convertible Notes"), which will be convertible into shares of Common Stock.

B.To induce the Investors to consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of these premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1Definitions.

The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Affiliate” shall mean, with regard to any Person, any other Person which directly or indirectly controls, is controlled by, or under common control with, such Person.

"Business Day" shall mean any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Closing Date" shall mean the date hereof.

“Conversion Shares” shall mean any shares of Common Stock issued or issuable upon exercise of the Warrants or conversion of the Convertible Notes.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Registrable Securities” shall mean, (i) any Shares, (ii) any Conversion Shares, (iii) the Warrants, (iv) the Convertible Notes and (v) any shares of Common Stock issued or issuable with respect to the Conversion Shares by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.  A Person shall be deemed to be a holder of Registrable Securities when such Person has a right to acquire such Registrable Securities (whether by conversion or otherwise) regardless of whether such acquisition has actually been effected.  Each share of Registrable Securities shall continue to be Registrable Securities in the hands of each subsequent holder thereof subject to the limitations set forth in Section 2.11 hereof; provided,  however, that each share of Registrable Securities shall cease to be Registrable Securities when (x) the Shelf Registration Statement covering all Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities has been disposed of pursuant to such effective Shelf Registration Statement, or (y) the entire amount of Registrable Securities held by a Person and its Affiliates may be sold without restriction pursuant to Rule 144 under the Securities Act (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

“Shelf Registration Statement” shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that that may be adopted by the SEC,  including the prospectus, amendments and supplements to such Shelf Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Shelf Registration Statement.

Section 1.2Additional Definitions.

In addition to the foregoing, capitalized terms used in this Agreement and not otherwise defined in this Article I shall have the meanings so given to such terms herein.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1Registration Rights.

(a) Effectiveness Deadline. The Company shall (i), within seven (7) days following the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC (and in no event later than March 31, 2014), file with the SEC a Shelf Registration Statement to cover resales of the Registrable Securities by the holders of such Registrable Securities and (ii) use its reasonable best efforts to have such Shelf Registration Statement declared effective within 60 days after the Closing Date. The Company agrees that no Person other than holders of such Registrable Securities shall be permitted to sell shares of Common Stock or other securities pursuant to the Shelf Registration Statement contemplated hereby. In addition, the Company shall, promptly after the completion of any sale of Option Shares and/or Option Notes (as such terms are defined in the Securities Purchase Agreement) to the Investors, take all action necessary to file an amendment to the Shelf Registration Statement (if such Shelf Registration Statement has previously been filed with the SEC) to register such Option Shares and/or Option Notes (including any Conversion Shares).

(b) Failure to Meet Effectiveness Deadline. In addition to any other rights or remedies provided herein if the Shelf Registration Statement referred to in Section 2(a) above has not been timely filed with the SEC in accordance with Section 2(a), declared effective by the SEC within 60 days after the Closing Date or the Company fails to maintain the effectiveness of such Shelf Registration Statement pursuant to the terms contained in this Agreement, then the Company shall pay an increased interest rate on the Convertible Notes of (i) for the first three months after such violation occurs and is continuing, 0.25% per month, (ii) ) for each of the fourth through sixth month after such violation occurs and is continuing, 0.50% per month and (iii) for any time period beginning on the seventh month after such violation occurred and is continuing, 1.00% per month. Such additional interest will be capitalized by adding to the Outstanding Principal Amount from time to time of the Convertible Notes. Payment of such increased interest rate by the Company shall be in addition to, and shall not limit, the other remedies available to the Investor in the event that the Company does not comply with this Section 2 with respect to the filing and effectiveness of the registration statement referred to herein.

(c) Registration Termination Date; Delay. Once  the Shelf Registration Statement filed pursuant to Section 2(a) becomes effective, the Company shall file all reports, financial statements and other documents necessary to keep such Shelf Registration Statement current and the registration in effect until no Registrable Securities remain outstanding (the “Effective Period”); provided,  however that at any time during the Effective Period, the Company may determine, in the good faith judgment of its Board of Directors, after consultation with the Company's legal counsel, that offers and sales under the Shelf Registration Statement shall be suspended if (i) it is in the best interests of the Company not to disclose the existence of material facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving the Company, the existence of which the Company has a bona fide business purpose for keeping confidential and the nondisclosure of which in the Shelf Registration Statement would reasonably be expected to cause the Shelf Registration Statement to fail to comply with applicable disclosure requirements or (ii) the Company is obligated to file a post-effective amendment to the Shelf Registration Statement to add Option Shares and/or Option Notes (an "Option Suspension").  Immediately upon making such a determination, the Company shall give notice to the holders of such Registrable Securities (a “Materiality Notice”), upon receipt of which each such holder agrees that it will immediately discontinue offers and sales of Registrable Securities under the Shelf Registration Statement until such holder receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective; provided, that the Company may delay, suspend or withdraw the Registration Statement for such reason for no more than 30 days after the abandonment or consummation of any of the foregoing negotiations, transactions, events or offerings or, in any event, for not more than 60 days after delivery of the Materiality Notice at any one time during any period of 12 consecutive months (and the Company shall not be entitled to deliver a Materiality Notice at any time within 90 days of any prior termination of any suspension pursuant to a prior Materiality Notice); provided further, that any Option Suspension shall not count again the 60-day limitation during any 12 consecutive month period. If so directed by the Company, each holder of Registrable Securities will deliver to the Company all copies of the prospectus covering the Registrable Securities current at the time of receipt of a Materiality Notice.

Section 2.2Registration Procedures.

(a)When the Company is required by the provisions of this Agreement to effect the registration of shares of Registrable Securities, the Company shall:

(i)prepare and file with the Commission a Shelf Registration Statement (advance draft copies of which shall be furnished to the holders of Registrable Securities to be included in such Shelf Registration Statement and their respective counsel as expeditiously as possible prior to the filing thereof with the SEC) with respect to such shares and use its reasonable best efforts to cause such Shelf Registration Statement to become and remain effective for the Effective Period as described in Section 2.1(c) hereof;

(ii)prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the prospectuses used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and current during the Effective Period and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the holder or holders of Registrable Securities who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (collectively, the “Prospective Sellers”) or to correct or update any misstatements or omissions which, if not corrected or updated, would reasonably be expected to cause the Registration Statement or the prospectuses used in connection therewith to fail to comply with applicable disclosure requirements;

(iii)furnish to each Prospective Seller such number of copies of each prospectus, including preliminary prospectuses and amendments and supplements to any prospectus, or any free writing prospectus related thereof, in conformity with the requirements of the Securities Act, and such other documents as the Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the shares owned by it;

(iv)if applicable, register or qualify the shares covered by such Shelf Registration Statement under such other securities or blue sky or other applicable laws of such jurisdictions as each Prospective Seller shall reasonably request to enable such seller to consummate the public sale or other disposition of the shares owned by such seller, provided that the Company shall not be required in connection therewith or as an election thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(v) promptly notify each Prospective Seller at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (x) the filing of the Shelf Registration Statement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto or any free writing prospectus related thereto, and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; and (y) any written comments from the SEC with respect to any filing referred to in clause (x) and any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any prospectus or prospectus supplement thereto or any free writing prospectus related thereto;

(vi)the Company shall permit counsel for the Prospective Sellers to review the Shelf Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of the Shelf Registration Statement without prior notice to such counsel;

(vii)[reserved]

(viii)provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Shelf Registration Statement;

(ix)enter into such customary agreements and take all such other customary actions as the holders of a majority of the Registrable Securities being sold reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(x)make available for inspection by any Prospective Seller and any attorney, accountant or other agent retained by any such Prospective Seller, all reasonable financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent public accountants who have certified the Company’s financial statements included in the Registration Statement to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with the preparation of such Registration Statement;

(xi)permit any Prospective Seller who, in the reasonable judgment of the Company upon advice of counsel, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such Registration Statement;

(xii)provide written notice to each Prospective Seller as soon as the Company becomes aware of any misstatements or omissions which, if not corrected or updated, would reasonably be expected to cause the Shelf Registration Statement or the prospectuses used in connection therewith to fail to comply with applicable disclosure requirements;

(xiii)in the event of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the registration or qualification of any Registrable Securities included in such Shelf Registration Statement for sale in any jurisdiction where such shares had previously been registered or qualified upon the request of a Prospective Seller, use its reasonable best efforts to promptly obtain the withdrawal of such order;

(xiv)the Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder; and

(xv)the Company shall take all other reasonable actions necessary to expedite and facilitate disposition by each Investor of its Registrable Securities pursuant to the Shelf Registration Statement.

(b)Each Prospective Seller of Registrable Securities shall furnish to the Company such information as the Company may reasonably require from the Prospective Seller for inclusion in the Shelf Registration Statement (and the prospectus included therein).

(c)The Prospective Sellers shall not effect sales of the shares covered by the Shelf Registration Statement after receipt of facsimile or other written notice from the Company to suspend sales to permit the Company to correct or update, including to add Option Shares or Option Notes, the Shelf Registration Statement or prospectus until such Investor receives copies of a supplemented or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective.

(d)The Company shall have no obligation to provide an underwritten offering for the holders of Registrable Securities to dispose of their shares.

Section 2.3Registration Expenses.

The Company shall pay all registration expenses relating to the Shelf Registration Statement filed hereunder including all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state blue sky fees and expenses and the expense of any special audits incident to or required by any such registration, but shall exclude Selling Expenses.  As used herein, the term “Selling Expenses” shall mean, collectively, any selling commissions, brokerage fees and the fees and expenses of counsel for each holder of Registrable Securities.  Selling Expenses shall be borne by the respective seller thereof, in proportion to the respective number of shares of Registrable Securities sold by each of them.

Section 2.4Prospective Seller's Obligations.

Each Prospective Seller agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Prospective Seller not misleading and any other information regarding such Prospective Seller and the distribution of the Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Prospective Seller shall constitute a representation and warranty by such Prospective Seller that the information relating to such Prospective Seller and its plan of distribution is as set forth in the prospectus delivered by such Prospective Seller in connection with such disposition, that such prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Prospective Seller or its plan of distribution and that such prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Prospective Seller or its plan of distribution necessary in order to make the statements in the prospectus, in the light of the circumstances under which they were made, not misleading.

Section 2.5Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement and notwithstanding any other remedy, indemnify, defend, protect and hold harmless the Investor, the stockholders, owners, officers, directors, partners, members, agents, employees and affiliates of each of them, each Person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the stockholders, owners, officers, directors, partners, members, agents, employees and affiliates of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, promptly as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, any prospectus or any form of Company prospectus or in any amendment or supplement thereto, in any Company preliminary prospectus, or any free writing prospectus utilized in connection therewith, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, or any free writing prospectus, in the light of the circumstances under which they were made) or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which the Registrable Securities are offered not misleading, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding the Investor furnished in writing to the Company by the Investor for use therein, or to the extent that such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Shelf Registration Statement, or (iii) any violation of this Agreement. The Company shall notify the Investor promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the Agreement.

(b) Indemnification by Investor. The Investor shall indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Shelf Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, or arising solely out of any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, or any free writing prospectus, in the light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished by the Investor in writing to the Company specifically for inclusion in the Shelf Registration Statement or such prospectus. In no event shall the liability of the Investor hereunder be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any action, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced in writing (“Proceeding”) shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 2.5) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder.

(d) Contribution. If any indemnification to which an Indemnified Party is entitled under the terms of Section 2.5(a) or (b) is unavailable to such Indemnified Party (by reason of public policy or otherwise) or indemnification is otherwise available to an Indemnified Party pursuant to Section 2.5(c), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2.5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 2.5 was available to such party in accordance with its terms. As used herein, the term “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, costs of preparation and reasonable attorneys’ fees.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.5, the Investor shall not be required to contribute any amount in excess of the amount by which the net proceeds actually received by the Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 2.5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 2.6Information Requirements.

(a) The Company covenants that, if at any time before the termination of the Effective Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Investor and take such further reasonable action as any Investor may reasonably request in writing (including, without limitation, making such reasonable representations as any such Investor may reasonably request), all to the extent required from time to time to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Investor, the Company shall deliver to such Investor a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in its most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act.

(b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-3 (or such other form as may be applicable) in order to allow it to be eligible to file registration statements on Form S-3 (or such other form as may be applicable).

ARTICLE III
MISCELLANEOUS

Section 3.1Specific Performance.

The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 3.2Term; Termination.

Notwithstanding anything contained herein to the contrary, this Agreement shall terminate, and all rights and obligations hereunder shall cease, upon the termination of the Effective Period. Notwithstanding the foregoing, Sections 2.3 (Registration Expenses), 2.5 (Indemnification) and 3.5 (Governing Law; Consent to Jurisdiction; Waiver of Jury Trial) shall remain in full force and effect.

Section 3.3Notices.

All notice and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by facsimile, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by facsimile, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(a)if to the Investors, at their addresses on the Company records;

(b)if to the Company, to the following address:

Endeavour International Corporation

811 Main Street, Suite 2100

Houston, Texas 77002

Attention: Chief Financial Officer

Facsimile: (713) 583-1256

Any party hereto may change his or its address for notice by giving notice thereof in the manner herein above provided.

Section 3.4Parties in Interest.

All covenants and agreements contained in this Agreement, by or on behalf of any of the parties executing this Agreement shall bind such parties, and shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not; provided, however, that the foregoing shall not in and of itself permit the assignment of the rights and obligations hereunder or thereunder.

Section 3.5Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, City of New York, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The parties hereto agree and acknowledge that each party has retained counsel in connection with the negotiation and preparation of this Agreement, and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the foregoing agreements or any amendment, schedule or exhibits thereto.

Section 3.6Entire Agreement.

This Agreement constitutes the entire agreement of the Investor and the Company relating to the registration rights with respect to the Registrable Securities, superseding all prior written and prior or contemporaneous oral negotiations, understandings, arrangements, contracts or agreements.

Section 3.7Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.8Amendments.

This Agreement may not be modified, amended, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought (except that holders of two-thirds of the Registrable Securities may act on behalf of other Investors, but only to the extent such modification, amendment, waiver or termination does not adversely affect any Investor in a manner different from other Investors).

Section 3.9Assignability.

The Investor’s obligations under this Agreement may not be assigned, except as permitted in this Section 3.9. The Investor may assign all or a portion of its rights hereunder to any transferee of the Investor’s  Registrable Securities, and the Investor may delegate all or a portion of its obligations under this Agreement to (a) one or more of its affiliates or (b) any institutional investor or fund reasonably satisfactory to the Company. This Agreement is not assignable by the Company nor may any duties hereunder be delegated by the Company.

Section 3.10Severability.

Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein.  If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

Section 3.11No Conflicting Agreements.

The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Investors in this Agreement. The Company represents and warrants that the rights granted to the Investors hereunder do not in any way conflict with the rights granted to the holders of the Company’s securities under any other agreements. Notwithstanding the foregoing, the Investors acknowledge that the Company is obligated, and may obligate itself from time to time in the future, to register its securities for other holders pursuant to separate registration statements.

Section 3.12Titles and Subtitles.

The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

Section 3.13Pronouns.

All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

                                                         [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ENDEAVOUR INTERNATIONAL CORPORATION

By:  /s/ Catherine L. Stubbs __

Name: Catherine L. Stubbs

Title:  Senior Vice President and Chief Financial Officer

[Additional Signature Pages Follow]

[Signature Page to Registration Rights Agreement]

WHITEBOX CONCENTRATED CONVERTIBLE ARBITRAGE PARTNERS L.P.

By: Whitebox Concentrated Convertible Arbitrage Advisors, LLC, its investment adviser and general partner

By:  Whitebox Advisors LLC, its managing member

By:  _/s Mark Strefling __________

Name:  Mark Strefling

Title:  Chief Operating Officer

WHITEBOX CREDIT ARBITRAGE PARTNERS, L.P.

By:  Whitebox Credit Arbitrage Advisors, LLC, its investment adviser and general partner

By:  Whitebox Advisors LLC, its managing member

By:  _/s Mark Strefling __________

Name:  Mark Strefling

Title:  Chief Operating Officer

WHITEBOX MULTI-STRATEGY PARTNERS L.P.

By:  Whitebox Multi-Strategy Advisors, LLC, its investment adviser and general partner

By:  Whitebox Advisors LLC, its managing member

By:  _/s Mark Strefling __________

Name:  Mark Strefling

Title:  Chief Operating Officer

PANDORA SELECT PARTNERS, L.P.

By: Pandora Select Advisors, LLC, its investment adviser and general partner

By:  Whitebox Advisors LLC, its managing member

By:  _/s Mark Strefling __________

Name:  Mark Strefling

Title:  Chief Operating Officer

[Additional Signature Page Follows]

[Signature Page to Registration Rights Agreement]

WHITEBOX SPECIAL OPPORTUNITIES FUND, LP – SERIES O

By:  Whitebox Special Opportunities Advisors, LLC, its investment adviser and general partner

By:  Whitebox Advisors LLC, its managing member

By:  _/s Mark Strefling __________

Name:  Mark Strefling

Title:  Chief Operating Officer

WHITEBOX INSTITUTIONAL PARTNERS, L.P.

By:  Whitebox Advisors LLC, its investment adviser and general partner

By:  _/s Mark Strefling __________

Name:  Mark Strefling

Title:  Chief Operating Officer

Whitebox Asymmetric pARTNERS, L.P.

By:  Whitebox Asymmetric Advisors, LLC, its Investment Manager

By:  Whitebox Advisors LLC, its Managing Member

By:  _/s Mark Strefling __________

Name:  Mark Strefling

Title:  Chief Operating Officer

[Signature Page to Registration Rights Agreement]

Exhibit A

Purchaser	Common Stock Purchased	Warrants Purchased	Convertible Notes Purchased
Whitebox Concentrated Convertible Arbitrage Partners L.P.	583,567	145,892	$2,500,000.00
Whitebox Credit Arbitrage Partners, L.P.	466,854	116,714	$2,000,000.00
Whitebox Multi-Strategy Partners L.P.	875,350	218,837	$3,750,000.00
Pandora Select Partners, L.P.	350,140	87,535	$1,500,000.00
Whitebox Special Opportunities Fund, LP - Series O	175,070	43,767	$750,000.00
Whitebox Institutional Partners, L.P.	186,741	46,685	$800,000.00
Whitebox Asymmetric Partners, L.P.	280,112	70,028	$1,200,000.00